SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

DELPHAX TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DELPHAX TECHNOLOGIES INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 7, 2005

      Notice is hereby given that the Annual Meeting of Shareholders of Delphax Technologies Inc. will be held at the our corporate offices, 12500 Whitewater Drive, Minnetonka, Minnesota 55343 on Thursday, April 7, 2005, at 3:00 p.m., Central Time, for the following purposes:

      1. To re-elect two directors, each to serve a term continuing through the 2008 Annual Meeting.

      2. To ratify and approve the selection of independent auditors for the current fiscal year.

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on February 18, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Jay A. Herman
Chairman

Minnetonka, Minnesota

January 27, 2005

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES
OTHER INFORMATION REGARDING OUR DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES
PROPOSAL 2 APPROVAL OF AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF GRANT THORNTON LLP.
SHAREHOLDER PROPOSALS
GENERAL

DELPHAX TECHNOLOGIES INC.

PROXY STATEMENT

Annual Meeting of Shareholders

April 7, 2005

      This Proxy Statement is furnished to the shareholders of Delphax Technologies Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders to be held on Thursday, April 7, 2005, at the our corporate offices, 12500 Whitewater Drive, Minnetonka, MN 55343, at 3:00 p.m., Central Time, or any adjournment(s) or postponement(s) thereof.

Cost and Method of Solicitation

      The cost of this solicitation will be borne by Delphax. In addition to the solicitation by mail, officers, directors and employees of Delphax may solicit proxies by telephone, facsimile or in person, and no additional compensation will be paid to such individuals. We may also request banks and brokers to solicit their customers who have a beneficial interest in the Delphax common stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The mailing of this proxy statement to shareholders commenced on or about March 4, 2005.

      The total number of shares of capital stock of Delphax outstanding and entitled to vote at the meeting as of February 18, 2005, will be 6,306,359 of common stock. Each share of common stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and there is no cumulative voting. Only shareholders of record at the close of business on February 18, 2005, will be entitled to vote at the meeting.

      All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or Internet) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

      If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” the other proposals. Shares may also be voted by telephone or Internet as instructed on the proxy card.

Quorum and Voting Requirements

      The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

      If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on an particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

      Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders, but as unvoted for purposes of determining the approval of the matter. Consequently, an abstention will have the same effect as a negative vote.

      Under Minnesota law, directors are elected by a plurality of the voting power of the shares present and entitled to vote, and the ratification of the independent auditors is approved by the greater of: (a) a majority of the Company’s common shares present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal, or (b) the majority of the minimum number of common shares of Delphax which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

      You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee to the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of the independent auditors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

      So far as we are aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Revocation of Proxy

      Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company at the following address, 12500 Whitewater Drive, Minnetonka, Minnesota 55343, Attn: Secretary, or by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth, as of January 18, 2005, the beneficial ownership of Delphax common stock by: (i) all persons who are known by us to hold five percent or more of the common stock of the Company, (ii) each of the directors and nominees to the Board of Directors of the Company, (iii) each executive officer named in the Summary Compensation Table below (the “Named Executive Officers”), and (iv) all directors and officers of the Company, as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. Unless otherwise indicated, the business address of each person is 12500 Whitewater Drive, Minnetonka, Minnesota 55343.

	Shares of Common Stock
Beneficial Owner	Beneficially Owned(1)		Percent of Class

Annette J. Brenner and Fred H. Brenner	1,088,700	(2)	17.3%
514 N. Wynnewood Avenue Wynnewood, PA 19096
Perkins Capital Management, Inc.	336,000	(3)	5.3%
730 East Lake Street Wayzata, MN 55391
Jay A. Herman(4)(5)	264,428		4.1%
R. Stephen Armstrong(6)	8,500		*
Gary R. Holland(6)	42,000		*
Kenneth E. Overstreet(4)	2,500		*
Earl W. Rogers(6)	9,500		*
M. H. (Bill) Kuhn(5)	45,000		*
Dieter P. Schilling(5)	110,706		1.7%
All officers and directors as a group (9 persons)	482,634		7.3%

*	Less than 1%.

(1)	Includes the following number of shares which could be purchased under stock options exercisable within sixty days of January 18, 2005: Mr. Herman, 150,000 shares; Mr. Armstrong, 8,500 shares; Mr Holland,

30,000 shares; Mr. Overstreet, 2,500; Mr. Rogers, 8,500 shares; Mr. Kuhn, 45,000 shares; Mr. Schilling, 85,000 shares; and all officers and directors as a group, 329,500 shares.

(2)	Based upon an Form 4 filed by the shareholders on October 4, 2004 in which Ms. Annette J. Brenner and Mr. Fred H. Brenner report sole voting and dispositive power over 518,650 shares and 570,050 shares of common stock, respectively. Each shareholder disclaims beneficial ownership of the shares held by the other.

(3)	Perkins Capital Management, Inc. has sole voting power over 220,000 shares and sole dispositive power over 336,000 shares in its role as an investment advisor.

(4)	Serves as a director of Delphax and has been nominated for re-election.

(5)	Named Executive Officer.

(6)	Serves as a director of Delphax.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our Articles of Incorporation and Bylaws provide that our Board of Directors is classified into three classes, the members of each class to serve (after an initial transition period) for a staggered term of three years. As the term of each class expires, the successors to the directors in that class are elected for a term of three years. At this Annual Meeting, the terms of two incumbent directors, Jay A. Herman and Kenneth E. Overstreet, are expiring. Messrs. Herman and Overstreet have been nominated for re-election this year and, if elected, will serve a term of three years. The shareholders may increase the size of the Board by affirmative vote of at least 80% of the outstanding shares of common stock. Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office, or by the affirmative vote of the holders of at least 80% of the outstanding shares of common stock.

      The Board of Directors recommends that the shareholders elect Messrs. Herman and Overstreet as directors of Delphax. It is intended that the persons named as proxies will vote the proxies for the election of the nominees as directors of the Company. The nominees have indicated their willingness to serve, but should a nominee be unable to serve as a director, the persons named as proxies may vote for a substitute nominee in their discretion.

      Set forth below is certain information with respect to the nominees for director:

Nominees for Terms Continuing through the 2008 Annual Meeting

Jay A. Herman	Chairman, President and Chief Executive
Director since 1989	Officer of the Company
Age — 57	since June 1989

      Mr. Herman joined Delphax as Executive Vice President and Chief Financial Officer in May 1988, and was promoted to President in June 1989 and elected Chairman of the Board in October 2001. Prior to joining the Company, Mr. Herman was Vice President and Chief Financial Officer of Gelco Corporation’s International Division. He held that post from 1986 to 1988. Gelco was a publicly-held company. Between 1979 and 1986, Mr. Herman held the positions of Vice President of Administrative Services for Gelco Corporation and Director of Planning and Budgets for Gelco’s Fleet Leasing Division. Before joining Gelco, Mr. Herman held several positions with General Mills, a publicly-held diversified food company headquartered in Golden Valley, Minnesota.

Kenneth E. Overstreet	Retired Group President
Director since 2003	Ennis Business Forms, Inc.
Age — 63

      Mr. Overstreet has more than 30 years leadership and experience in the printing industry. Until his retirement in 2003, he was group president of the Financial Solutions Group of Ennis Business Forms, Inc.,

from 2000 when the company acquired Northstar Computer Forms, where he had served as president from 1989 to 2000. Ennis is a publicly-held producer of business forms and printed business products. Prior to that, Mr. Overstreet was president of Datacard Corporation Credit Card Division. He began his career in several management positions with John H. Harland Company.

Vote Required and Board of Directors Recommendation

      The affirmative vote of a majority of the shares represented at the meeting of Delphax common stock is required for the election of each of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES

OTHER INFORMATION
REGARDING OUR DIRECTORS

      The following sets forth certain biographical and other information regarding those directors serving terms continuing after this Annual Meeting.

Director with Term Continuing through the 2006 Annual Meeting

Earl W. Rogers	Business Consultant
Director since 2001
Age — 56

      Mr. Rogers is presently the Director of Operations for a division of Home Buyers Warranty Corporation which is a privately-held insurance company, headquartered in Colorado. He also has more than 20 years experience in the printing industry. From 1976 until 2001, Mr. Rogers held a variety of senior executive level positions, including division general manager, with John H. Harland Company, a publicly-held provider of software, data services and printed products to financial and education markets. He served on the Board of the financial printing trade association and was President of Check Payment Systems Association from 1996 through 1998. He is also a director of Gwinnett Industries, an industrial development company, and Pattillo Construction Company, a builder of large commercial buildings.

Directors with Terms Continuing through the 2007 Annual Meeting

R. Stephen Armstrong	Executive Vice President and
Director since 2000	Chief Financial Officer
Age — 54	of Patterson Companies, Inc.

      Mr. Armstrong is Executive Vice President and Chief Financial Officer of Patterson Companies, Inc., a publicly-held distributor of equipment, supplies and services to the dental, veterinary and rehabilitation markets. Prior to joining Patterson Companies, Inc. in 1999, Mr. Armstrong was a partner in public accounting at Ernst & Young LLP.

Gary R. Holland	Chairman, President and
Director since 1992	Chief Executive Officer
Age — 62	of Fargo Electronics, Inc.

      Mr. Holland is Chairman of the Board of Directors, President and Chief Executive Officer of Fargo Electronics, Inc., a position he has held since 1997. Fargo Electronics, Inc. is a publicly-held manufacturer of plastic card personalization equipment. He previously served as President and Chief Executive Officer of Datacard Corporation, a privately-held manufacturer of plastic transaction cards, embossing and encoding equipment and transaction terminals, from 1982 to 1992.

Meetings and Committees of the Board of Directors

      The Board of Directors met seven times during fiscal 2004. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.

      The Audit Committee is currently comprised of Messrs. Armstrong (Chairman), Holland (appointed to the Committee in January 2005), Overstreet and Rogers. The Audit Committee met five times in fiscal 2004 and has met twice since September 30, 2004 to review the 2004 audit and the recommendations of our independent auditors. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, our auditors and approves in advance additional non-audit services to be provided by the Company’s independent registered public accounting firm. The Committee reviews the audited financial statements of the Company.

      The Compensation Committee is currently comprised of Messrs. Rogers (Chairman), Armstrong and Overstreet (appointed to the Committee in January 2005). The Compensation Committee is responsible for determining the compensation of the Chairman and Chief Executive Officer and making recommendations to the Board of Directors on other compensation matters. During fiscal 2004, the Compensation Committee met twice.

      During fiscal 2004, each director attended all of the meetings of the Board of Directors and Board Committees on which he served. The Company does not have a formal policy with regard to Board member attendance at the Annual Meeting. All of our directors attended the Company’s 2004 Annual Meeting of Shareholders held on March 18, 2004.

Nomination and Shareholder Communications Processes

      Delphax does not currently have a nominating committee. The functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election as a director of the Company, are performed by the Board as a whole. Four of the five members of the Board (Messrs. Armstrong, Holland, Overstreet and Rogers) are “independent” as that term is defined by the Nasdaq Stock Market listing standards applicable to the Company and participate in the consideration of director nominees. The nominees for election as a director at this Annual Meeting were unanimously recommended by the Board. The Board believes that a nominating committee separate from the whole Board is not necessary at this time, given the size of the Company and the Board, to ensure that candidates are appropriately evaluated and selected. The Board also believes that, given the Company’s size and the size of its Board, an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a nominating committee.

      The Board’s process for recruiting and selecting nominees is for Board members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as an effective director to the Company’s governance, and who are willing to serve as a director of a public company. To date, the Board has not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Board and is sounded out concerning their possible interest and willingness to serve, and Board members discuss amongst themselves the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

      To date, no shareholder has presented any candidate for consideration for Board membership, and Delphax does not have a specific policy on shareholder-recommended director candidates. However, the Board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate. In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the Board of a public company and relevant industry knowledge and experience. In addition, while not required of any one candidate, the Board would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies. Collectively, the composition of the Board must meet the listing requirements of the Nasdaq Stock Market where Delphax common stock is listed. In evaluating any candidate for director nominee, the Board will also evaluate the contribution of the proposed nominee toward compliance with the Nasdaq Stock Market listing standards.

      Any shareholder who desires to communicate directly with the Board of Directors of the Company may address correspondence to the whole Board, or any particular member of the Board, in care of the Corporate Secretary at our corporate offices: 12500 Whitewater Drive, Minnetonka, Minnesota 55343. All communications delivered in this manner will be promptly forwarded to the specified addressee, without alteration.

Compensation of Directors

      During fiscal 2004, directors were paid a quarterly retainer of $1,250, a fee of $1,000 for each meeting attended of the Board of Directors and the Annual Meeting of Shareholders, and $500 for each meeting attended of any committee on which they serve. The chairman of each committee received an additional $125 for each meeting of the committee he chaired. No compensation for serving as a director was paid to Mr. Herman.

      Our 1997 Stock Plan (the “1997 Plan”) and 2000 Stock Plan (the “2000 Plan”) allow for the granting of discretionary stock options and other stock-based awards to directors of Delphax, including non-employee directors. The 1997 Plan and 2000 Plan do not currently provide for annual automatic grants to non-employee directors. No options were granted to the independent directors in fiscal 2004.

EXECUTIVE COMPENSATION

      Officers of Delphax are elected annually by the Board of Directors and serve until their successors are duly elected and qualified. There are no family relationships among our officers and directors.

      Set forth below is a summary of the business experience of each of the executive officers, excluding Mr. Herman, for whom biographical information is included above under Proposal 1 — Election of Directors:

      M. H. (Bill) Kuhn (age 63) joined Delphax as Vice President, Customer Support in November 2000. Mr. Kuhn’s previous experience in management and customer support, largely focused on the capital goods market, spans over 30 years. From 1997 to 2000, Mr. Kuhn was Vice President, Global Customer Support for Grove Worldwide. Earlier in his career, Mr. Kuhn held increasingly more responsible roles, with Hogue Equipment from 1986 to 1996, A. K. Equipment from 1980 to 1986 and Caterpillar from 1969 to 1980.

      Jeffrey S. Mathiesen (age 44) joined the Company as Vice President and Chief Financial Officer in July 2004. Mr. Mathiesen’s experience in senior-level financial management roles spans more than 15 years, including significant experience in the manufacturing industry. Prior to joining Delphax, he headed The Mathiesen Group, Inc., a provider of management and financial consulting services. From 1996 to 2003, Mr. Mathiesen was Vice President and Chief Financial Officer, then Vice President of Business Development for Micro Component Technology Inc. He was Vice President and Chief Financial Officer of Recovery Engineering Inc. from 1991 to 1996, and Corporate Controller of Osmonics, Inc. from 1988 to 1991, after beginning his professional career at Deloitte & Touche LLP.

      Kevin R. Mitchell (age 55) joined Delphax in January 2002 and resigned in December 2004. During his employment with the Company, Mr. Mitchell served as Vice President, Marketing until December 2002, when, in addition to his marketing responsibilities, Mr. Mitchell assumed responsibility for North American sales and was named Vice President, Sales and Marketing. Mr. Mitchell has over 30 years experience in developing and managing high-growth business, with special expertise in creating effective marketing and branding strategies for growing companies with strong technology components.

      Dieter P. Schilling (age 49) was named Vice President, Engineering and Manufacturing in July 2004 and has served Delphax in various capacities since joining the Company in 1985. He has held the positions of Vice President, Operations from 2000 to 2004, Vice President of Operations and Customer Service from 1989 to

2000, Vice President of Customer Service from 1986 to 1989, Director of Customer Service from April 1986 to October 1986 and Director of Field Services from 1985 to 1986. Prior to joining the Company, Mr. Schilling was a founding principal and, eventually, President of Southern California Telephone, a telecommunications interconnect company.

Summary of Cash and Certain Other Compensation

      The following table shows, for the fiscal years ending September 30, 2004, 2003 and 2002, the cash compensation paid by Delphax, as well as certain other compensation paid or accrued for those years, to Jay A. Herman, Chairman, President and Chief Executive Officer, and the other executive officers, whose total cash compensation exceeded $100,000 (the “Named Executive Officers”) in fiscal year 2004.

SUMMARY COMPENSATION TABLE
For the Fiscal Years Ended September 30

		Annual Compensation
	Fiscal			All Other
Name and Position	Year	Salary ($)	Bonus ($)	Compensation ($)(1)

Jay A. Herman	2004	$291,218	$—	$6,100
Chairman, President and	2003	276,968	—	6,698
Chief Executive Officer	2002	261,532	55,784	200,630	(2)
M. H. (Bill) Kuhn	2004	123,812	—	4,012
Vice President,	2003	118,496	—	3,853
Customer Service	2002	118,963	27,031	3,894
Kevin R. Mitchell(3)	2004	151,731		7,307
Vice President,	2003	141,185	—	4,636
Sales and Marketing	2002	92,825	10,000	1,075
Dieter P. Schilling	2004	162,971	—	16,501	(4)
Vice President,	2003	126,773	—	27,584	(5)
Operations	2002	114,660	23,505	10,128	(6)

(1)	Comprised primarily of the Company contribution under Delphax’s U.S. 401(k) Plan or Canadian retirement plan, unless otherwise noted.

(2)	Includes $15,750 of executive benefits, $92,577 forgiveness of loan, $86,835 tax gross-up payment for loan forgiveness and a $4,800 matching contribution under the Company’s 401(k) Plan.

(3)	Mr Mitchell resigned the position of Vice President, Sales and Marketing in December 2004.

(4)	Includes a car allowance of $9,982 and a $6,519 contribution under the Company’s Canadian retirement plan.

(5)	Includes $23,467 of relocation expense and a $3,803 matching contribution under the Delphax 401(k) Plan.

(6)	Includes $6,300 of executive benefits and a $3,440 matching contribution under the Delphax 401(k) Plan.

Option Exercises and Holdings

      The following table sets forth information with respect to options granted to the Named Executive Officers in the fiscal year ended September 30, 2004:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

					Potential Realizable
		Percent of			Value at Assumed
	Number of	Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to			Option Term
	Options	Employees in	Exercise	Expiration
Name	Granted (#)	Fiscal Year	Price	Date	5%	10%

Jay A. Herman	40,000	22%	$3.470	10/02/10	$56,506	$131,682
M. H. (Bill) Kuhn	20,000	11	3.470	10/02/10	28,253	65,841
Kevin R. Mitchell	20,000	11	3.470	10/02/10	28,253	65,841
Dieter P. Schilling	20,000	11	3.470	10/02/10	28,253	65,841

      The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 2004 and unexercised options held as of September 30, 2004:

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options (#)		In-the-Money Options ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexcercisable	Exercisable	Unexcercisable

Jay A. Herman	—	$—	125,000	130,000	$39,690	$29,160
M.H. (Bill) Kuhn	—	—	26,250	48,750	2,850	4,950
Kevin R. Mitchell	—	—	12,500	42,500	1,050	3,150
Dieter P. Schilling	—	—	75,000	70,000	26,580	17,790

(1)	Based on a market price of $3.330 per share for the Company’s common stock as of September 30, 2004.

Employment Agreement

      Effective October 1, 2000, Delphax entered into an employment agreement with Mr. Herman pursuant to which Mr. Herman serves as President and Chief Executive Officer. Under the agreement, Mr. Herman receives a minimum base salary of $228,228 per year and is eligible for bonuses and fringe benefits made available to executive officers of Delphax. The agreement provides that, if Mr. Herman’s employment is terminated (i) by the Company for reasons other than disability or “Cause” or (ii) by Mr. Herman for “good reason,” following a “change in control” as defined in the agreement, then the Company shall pay a severance payment equal to three times Mr. Herman’s base salary during the period prior to the termination. In general, a change in control would occur when 50% or more of the Company’s outstanding voting stock is acquired by any person, when the shareholders approve an asset sale, merger, consolidation or other major corporate event, or when the current members of the Board of Directors or their successors, elected or nominated by such members, cease to be a majority of the Board of Directors. The agreement also provides that, if Mr. Herman’s employment is terminated (i) by the Company for reasons other than disability or “Cause” or (ii) by Mr. Herman for “good reason” and no “change of control” has occurred, then the Company shall pay a severance payment equal to two times Mr. Herman’s base salary during the period prior to termination. Cause is defined as: (i) acts of personal dishonestly purposely and knowingly taken by Mr. Herman and intended to result in material personal enrichment at the expense of the Company; (ii) repeated willful and deliberate violations of Mr. Herman’s obligations under the employment agreement after notice from the Company and without a good faith or a reasonable belief that the action was in the best interests of the Company; or (iii) a felony conviction. Good reason is defined generally as (i) a reduction in base pay greater than any reduction in other senior officers measured by percentage; (ii) diminution in Mr. Herman’s responsibilities or assignment of duties; or (iii) relocation outside Minneapolis/ St. Paul metropolitan area other than for business travel. The term of the agreement is until Mr. Herman dies, he become disabled or the Company or Mr. Herman terminates employment subject to payment as appropriate under the agreement.

Report on Executive Compensation

      The Compensation Committee, which met twice during fiscal 2004, is comprised of Earl W. Rogers, R. Stephen Armstrong and Kenneth E. Overstreet (who was appointed to the Committee in January 2005), all of whom are “independent” as defined by the Nasdaq listing standards and the rules of the Securities and Exchange Commission. The Compensation Committee acts under a written charter first adopted and approved by the Board of Directors on September 25, 2003.

      Decisions on compensation of the Company’s executives are made by the Board of Directors on the recommendation of the Compensation Committee. The following report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”).

      Delphax uses various compensation surveys and periodically uses outside consultants to develop its compensation strategy and plans. The Board also refers to such surveys for executive compensation purposes. The Board has also used outside consultants to prepare specific studies, and is free to use any other resources for this purpose in the exercise of its independent judgment.

      There are four components to the Company’s executive compensation program: (1) base salary; (2) bonus; (3) stock options; and (4) profit sharing/retirement. Our executive compensation philosophy is that a majority of overall compensation should be in long-term at-risk equity to align management with the interests of the shareholders and the long-term goals of the Company. Accordingly, in determining or approving executive compensation, the Committee generally places more emphasis on annual incentives and equity-based compensation than base salary. Moreover, the executive compensation package generally is targeted to be competitive with executives in comparable companies based upon market capitalization, size, industry and location, assuming maximum performance goals are achieved. Within these guidelines, the Committee makes a subjective judgment as to the allocation of annual total compensation among the various components of each executive’s package.

      Base Salary. Base salaries of executives are usually adjusted annually based upon a subjective evaluation of each executive’s performance, competitive salary information, market conditions, and the Company’s financial performance.

      Bonus. The Board annually approves executive bonuses based upon the achievement of predetermined earnings, performance and development objectives the Board believes are critical to the Company’s long-term progress. Bonuses are payable to deserving executives, managers and key employees based upon the recommendation of the Chairman, President and Chief Executive Officer. Delphax incentive plans provide that if the performance goals are met, executive officers and the Chief Executive Officer of the Company would be eligible for cash bonuses determined by formula applied against their base salaries. No bonuses were paid in fiscal 2003 or 2004.

      Stock Options. The Company’s current stock option plans include executives, managers and key employees. Stock options have been granted periodically by the Board of Directors. The 1997 Plan and the 2000 Plan allow the grant of options, both incentive and non-qualified, as well as restricted and deferred stock awards. Restricted stock grants have been used sparingly. Delphax option grants and restricted stock awards are subject to time vesting, generally in 20% to 25% annual increments commencing on the first anniversary of the date of grant, unless otherwise specified. During fiscal 2004, we granted stock options to purchase an aggregate of 190,000 shares of common stock to eighteen executive officers and employees. No options were granted to the independent directors of Delphax in fiscal 2004.

      Profit Sharing/Retirement. The Company sponsors a U.S. 401(k) Plan and a Canadian retirement plan for employees, including executives, under which the Company partially matches employee contributions at a proportion established by management. The Board approves the corporate matching formula for all employees.

      Chief Executive Compensation. Mr. Herman’s compensation for the period fiscal 2002 to fiscal 2004 is shown in the summary compensation table above. The Board of Directors believes that Mr. Herman has managed the Company well in a difficult competitive environment. Mr. Herman has been subject to employment agreements with the Company since 1990. The employment agreement currently in effect with Mr. Herman (described in “Employment Agreement” set forth above) provides that the Board may increase Mr. Herman’s base salary from time to time, as it deems advisable.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Earl W. Rogers                     R. Stephen Armstrong                     Kenneth E. Overstreet

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent registered public accounting firm’s participation in the financial reporting process. The Audit Committee is comprised of four independent directors, R. Stephen Armstrong, Gary R. Holland (who was appointed to the Committee in January 2005), Kenneth E. Overstreet and Earl W. Rogers, and acts under a written charter first adopted and approved by the Board of Directors on June 6, 2000 and amended and restated on January 23, 2004. The Board of Directors has concluded that each of the members of the Audit Committee is independent as defined by the Nasdaq Stock Market listing standards and the rules of the Securities and Exchange Commission. The Board has concluded that Mr. Armstrong, who serves as Chairman of the Audit Committee, is qualified as an audit committee financial expert.

      The Audit Committee held five meetings during fiscal 2004. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent registered public accounting firm.

      The Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The discussions with the independent registered public accountants also included the matters required by Statement on Auditing Standards No. 61 (SAS 61) (Communication with Audit Committees).

      Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (ISB No. 1) (Independence Discussions with Audit Committees). The Committee discussed with the independent registered public accounting firm the auditors’ independence from management and the Company and considered the compatibility of nonaudit services with the auditors’ independence.

      Based on a review and discussions with management and Grant Thornton LLP, of the financial statements, matters required to be discussed by SAS 61, and the written disclosures and letter required by ISB No. 1, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2004 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

R. Stephen Armstrong          Gary R. Holland          Kenneth E. Overstreet          Earl W. Rogers

      The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

Stock Performance

      The graph below sets forth a comparison of the cumulative shareholder return of Delphax common stock over the last five fiscal years with the cumulative total return over the same periods for: (i) the Total Return Index for the Nasdaq Stock Market — U.S. Companies, and (ii) the Standard Industry Code (SIC) Printing Trades Machinery and Equipment Index. The graph below compares the cumulative total return of the Company’s common stock over the last five fiscal years assuming a $100 investment on September 30, 1999, and assuming reinvestment of all dividends, if any.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG DELPHAX TECHNOLOGIES INC., THE NASDAQ STOCK MARKET (U.S.)
INDEX AND A PEER GROUP

	Cumulative Total Return

	9/99	9/00	9/01	9/02	9/03	9/04

Delphax Technologies Inc.	$100	$154	$108	$109	$126	$116
Nasdaq Stock Market (U.S.)	100	160	56	49	58	65
Peer Group	100	229	79	36	91	95

PROPOSAL 2

APPROVAL OF AUDITORS

      Grant Thornton LLP, independent registered public accountants, were appointed auditors for Delphax on September 24, 2004, following the resignation, effective August 31, 2004, of Ernst & Young LLP who had been independent auditors for the Company since its inception. The Audit Committee accepted Ernst & Young’s resignation.

      Ernst & Young performed audits of the Company’s consolidated financial statements for the years ended September 30, 2003 and 2002. Ernst & Young’s initial report on the Company’s 2003 Form 10-K filed January 13, 2004 contained a qualification as to uncertainty about the Company’s ability to continue as a going concern. The Company subsequently completed its new financing arrangements, and on February 13, 2004 the Company amended the 2003 Form 10-K. The amended 10-K included a report by Ernst & Young on the fiscal 2003 financial statements that noted that the conditions that led to the going concern qualification no longer existed.

      In connection with the audits of our financial statements for each of the two years ended September 30, 2003, and through August 31, 2004, the effective date of Ernst & Young’s resignation, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of such disagreements in connection with the Form 8-K filed on September 3, 2004 to announce Ernst & Young’s resignation as the Company’s independent public accountants.

      During our two most recent fiscal years ended September 30, 2003 and 2004, and through September 24, 2004, we did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to that item) or a reportable event (as that term is defined in paragraph 304(a)(1)(v) of Regulation S-K).

      Grant Thornton LLP has been reappointed by the Audit Committee as the Company’s auditors for the current fiscal year. Although it is not required to do so, the Board of Directors desires to submit the appointment of Grant Thornton LLP for shareholder approval at the Annual Meeting. In the event the appointment of Grant Thornton LLP is not approved by the shareholders, the Audit Committee will reconsider its selection of Grant Thornton LLP.

Audit Fees

      The aggregate fees billed to Delphax by Ernst & Young LLP for professional services rendered for the audit of our consolidated annual financial statements were $168,000 (for review of quarterly financial statements or services in connection with required filings) for fiscal 2004 and $251,000 for fiscal 2003. The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of our fiscal 2004 consolidated annual financial statements were $165,000.

Audit-Related Fees

      The aggregate fees billed to Delphax by Ernst & Young LLP for assurance and related services that are reasonably related to the audit or review of our financial statements (and not reported above as audit fees) were $6,000 for fiscal 2004 and $5,000 for fiscal 2003. These audit related services were for employee benefit plan audits.

Tax Fees

      The aggregate fees billed to the Company by Ernst & Young LLP for tax compliance, tax advice and tax planning were $43,000 for fiscal 2004 and $21,000 for fiscal 2003. These services consisted of the tax planning and advice, and review of our federal income tax return. Grant Thornton LLP did not invoice Delphax for any tax services in fiscal 2004.

All Other Fees

      The aggregate fees billed to Delphax by Ernst & Young LLP for products and services other than those covered by the categories above were $23,000 for fiscal 2004 and $11,000 for fiscal 2003. Services for 2004 consisted of stock option plan consultation and a registration on Form S-3 and for fiscal 2003 consisted of assisting us with a change in the corporate structure of the subsidiary in France.

Audit Committee Approval Process

      The Audit Committee approves engagement of the independent auditors for auditing services and authorized non-audit services provided by the independent auditors, and pre-approves the fees and other significant compensation to be paid to the independent auditors.

      A representative of Grant Thornton LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required and Board of Directors Recommendation

      The affirmative vote of a majority of the shares represented at the meeting of the Company’s common stock is required for approval of auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPOINTMENT OF GRANT THORNTON LLP.

SHAREHOLDER PROPOSALS

      The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Delphax Technologies Inc. 2006 Annual Meeting of Shareholders is expected to be held on or about April 6, 2006 and proxy materials in connection with that meeting are expected to be mailed on or about March 3, 2006. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before October 1, 2005. In addition, if the Company receives notice of a shareholder proposal after January 3, 2006, such proposal will be considered untimely pursuant to the Company’s Bylaws, and the persons named as proxies solicited for our 2006 Annual Meeting may exercise discretionary voting power with respect to such proposal.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to Section 16(a) under the 1934 Act, executive officers, directors and 10% shareholders of the Company are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in Delphax common stock. To our knowledge based solely upon a review of filings with the Securities and Exchange Commission, all reports on Forms 3, 4 and 5 required to be filed by executive officers, directors and 10% shareholders of the Company were timely filed during fiscal 2004, except for the Form 4 filed October 4, 2004 reporting the shares acquired by Ms. Annette Brenner on September 23, 2004.

Other Matters

      The Board of Directors of Delphax knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

      Our Annual Report for fiscal 2004 is enclosed herewith and contains the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

BY THE ORDER OF THE
BOARD OF DIRECTORS

Jay A. Herman
Chairman

DELPHAX TECHNOLOGIES INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

For the Annual Meeting of Shareholders

April 7, 2005
3:00 p.m.

At the Offices of Delphax Technologies Inc.
12500 Whitewater Drive
Minnetonka, MN 55343

DELPHAX TECHNOLOGIES INC.
12500 Whitewater Drive
Minnetonka, MN 55343

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 7, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Jay A. Herman and Jeffrey S. Mathiesen, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ××× EASY ××× IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 day a week, until 12:00 p.m. (CT) on April 6, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/dlpx/ — QUICK ××× EASY ××× IMMEDIATE

•	Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 6, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Delphax Technologies Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Jay A. Herman 02 Kenneth E. Overstreet	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to ratify the appointment of Grant Thornton LLP as independent auditors.

3.	To vote in their discretion upon any other matters coming before the meeting.

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.